UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

GigWorld Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

N /A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2023, GigWorld Inc. (the “Company”) and Alset Inc., a Texas corporation (NASDAQ: AEI) (“Alset”) entered into a Subscription Agreement (the “Subscription Agreement”). Pursuant to the Subscription Agreement, the Company has borrowed $1,400,000.00 (the “Loan Amount”) from Alset in exchange for a Convertible Promissory Note (the “Note”). The term of the Note is three years with simple interest at a rate of 8% percent per annum. Alset may require repayment upon 30 days’ notice. The Company shall be entitled to repay all or any portion of the Loan Amount to Alset early and without penalty.

The Note grants Alset conversion rights. Alset may convert the unpaid principal and interest balance of the Note in whole or in part into shares of the Common Stock of GigWorld, Inc. at a conversion rate equal to $0.50 per share, at any time prior to the maturity date under the Note.

The Company borrowed the Loan Amount with the intent to fund loans to Value Exchange International, Inc., a Nevada corporation (“VEII”), pursuant to a Convertible Credit Agreement (the “Credit Agreement”) that the Company executed with VEII, as the borrower, and American Wealth Mining Corp., as the other lender, on January 27, 2023. The Company currently holds a total of 13,776,163 shares of Common Stock (representing 38.1% of the issued and outstanding Common Stock) of VEII. Our Chairman, Chan Heng Fai, and another member of our Board of Directors, Lum Kan Fai, are both members of the Board of Directors of VEII. Alset is the majority stockholder of our Company. In addition to Mr. Chan, two other members of the Board of Directors of Alset are also members of the Board of Directors of VEII (Mr. Wong Shui Yeung and Mr. Wong Tat Keung). On February 23, 2023, the Company loaned the full Loan Amount to VEII.

The foregoing summaries of the Securities Purchase Agreement and Convertible Promissory Note are qualified in their entirety by reference to the full text of the agreements, which are included as part of Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The foregoing summary of the Convertible Credit Agreement is qualified in its entirety by reference to the full text of the agreement, which is included as part of Exhibit 10.3 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

These securities were offered and sold in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Form of Securities Purchase Agreement, dated February 23, 2023
10.2	Form of Convertible Promissory Note, dated February 23, 2023
10.3	Convertible Credit Agreement, dated January 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGWORLD INC.

	By:	/s/ Lui Wai Leung, Alan
	Name:	Lui Wai Leung, Alan
	Title:	Chief Financial Officer

Dated: March 1, 2023